UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2010

BITSTREAM INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-21541	04-2744890
(Commission File Number)	(IRS Employer Identification No.)

500 Nickerson Road, Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 497-6222

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02(e)	Compensatory Arrangements of Certain Officers

General

On April 15, 2010, Bitstream Inc., a Delaware corporation (“Bitstream”), entered into severance agreements (collectively, the “Severance Agreements”) with each of Anna M. Chagnon, its President & CEO, James P. Dore, its Vice President & CFO, Costas Kitsos, its Vice President of Engineering, Sampo Kaasila, its Vice President of Research and Development, and John S. Collins, its Vice President and Chief Technology Officer (such individuals, the “executive officers”). The Severance Agreements provide the executive officers with severance payments and benefits in the event Bitstream terminates their employment without cause or the executive officer terminates his or her employment for good reason, following a defined Change in Control of the Company. These agreements have an original term expiring on April 15, 2012, and shall thereafter be automatically renewed for successive one-year terms unless Bitstream has notified the executive officers of its election not to renew the term of the applicable agreement not less than 120 days before the expiration of the (then) current term.

Severance Benefits

The Severance Agreements provide certain benefits upon the termination of employment after a change in control. If a change in control occurs, an executive officer, if terminated within twenty-four (24) months of any such change in control, shall be entitled to certain severance benefits (“Severance Benefits”), unless such termination is due to such executive officer’s death or disability, or is by Bitstream for Cause (as defined below), or is by such executive officer for other than Good Reason (as defined below). In the event an executive officer is entitled to Severance Benefits, Bitstream shall pay the executive officer’s full base salary through the date of termination at the rate which is the higher of the (then) current annual rate or the annual rate in effect immediately prior to the date of any change in control. Bitstream shall also pay the executive officer the amount, if any, of any unpaid earned annual bonus for the preceding fiscal year. In addition, Bitstream shall continue in full force and effect through the date of termination the executive officer’s participation in all stock ownership, stock purchase, stock option and restricted stock plans, all health and welfare benefit plans and all insurance and disability plans as may be in effect at the date of the change in control. Notwithstanding the terms and conditions of any Bitstream stock plans and related agreements under which outstanding stock option and restricted stock grants shall have been made, any such outstanding and unvested stock options and restricted stock grants shall become immediately and fully vested upon the occurrence of a change in control. Finally, Bitstream shall pay as Severance Benefits to each executive officer on or before the fifth (5th) day following the date of termination of employment, a lump sum payment equal to twice the executive officer’s base salary in the case of Anna M. Chagnon, Bitstream’s President & CEO, and 1.75 times the executive officer’s base salary in the case of any other executive officer, at the rate which is the higher of the (then) current annual rate or the annual rate in effect immediately prior to the date of any change in control. Such lump sum payment shall be subject to all applicable Federal, state and local income and FICA taxes including all required withholding amounts. In no event shall the severance benefits exceed the amount that is deductible by Bitstream in accordance with Section 280(G) of the Internal Revenue Code.

An executive officer shall not be required to mitigate or offset the amount of any Severance Benefits or other benefits provided by seeking employment or otherwise, nor shall the amount of any payment provided be reduced by any compensation earned by the executive officer as the result of employment by another employer after the date of termination from the Company.

Certain Definitions

Under the Severance Agreements, “Change in Control” means (i) any “Person(s)” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bitstream Inc. representing thirty percent (30%) or more of the combined voting power of Bitstream Inc.’s (then) outstanding securities; (ii)during any period of twelve consecutive months, individuals who at the beginning of such period constitute the Board of Directors of Bitstream Inc. cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though such individual were a member of the incumbent Board; (iii) the Company is a party to (i) any consolidation or merger of Bitstream Inc. in which it is not the continuing or surviving corporation or pursuant to which its shares of common stock would be converted into cash, securities, or other property; (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iv) approval by the stockholders of Bitstream Inc. of any plan or proposal for the liquidation or dissolution of the Company.

Under the Severance Agreements, “Cause” means (i) the willful and continued failure by the executive officer to substantially perform his or her duties (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance has been delivered to the executive officer by Bitstream, which demand specifically identifies the manner in which it is believed that the executive officer has not substantially performed his or her duties; (ii) conviction of a felony or acts of dishonesty resulting in gain or personal enrichment at the expense of Bitstream; or (iii) the executive officer’s willful misconduct or insubordination which is materially injurious to Bitstream. No act or failure to act on the executive officer’s part is considered willful unless done, or omitted to be done, by the executive officer not in good faith and without reasonable belief that the action or omission was in the best interests of Bitstream.

Under the Severance Agreements, “Good Reason” means (i) reduction in the executive officer’s (then) current base salary as paid immediately preceding the change in control; (ii) diminution, reduction or other adverse change in the annual bonus opportunity or other incentive compensation opportunities available to the executive officer immediately preceding the change in control; (iii) Bitstream’s failure to pay the executive officer any amounts otherwise earned, vested or due under any compensation plan or human resources policy of Bitstream immediately preceding the change in control; (iv) diminution of the executive officer’s title, position, authority or responsibility; (v) assignment to the executive officer of duties incompatible with the position occupied by him or her immediately preceding the change in control; or (vi) relocation of the executive officer’s position to a location more than 35 miles from the location to which he or she was assigned immediately preceding the change in control.

Cautionary Note

The foregoing description of the Severance Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Severance Agreements, copies of which are filed as Exhibits 99.1 through 99.5 to this Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Severance Agreement, dated as of April 15, 2010, by and between Bitstream Inc. and Anna M. Chagnon.

99.2	Severance Agreement, dated as of April 15, 2010, by and between Bitstream Inc. and James P. Dore.

99.3	Severance Agreement, dated as of April 15, 2010, by and between Bitstream Inc. and Costas Kitsos.

99.4	Severance Agreement, dated as of April 15, 2010, by and between Bitstream Inc. and Sampo Kaasila.

99.5	Severance Agreement, dated as of April 15, 2010, by and between Bitstream Inc. and John S. Collins.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITSTREAM INC.

By:	/S/ JAMES P. DORE
James P. Dore
Vice President and Chief Financial Officer

Dated: April 28, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Severance Agreement, dated as of April 15, 2010, by and between Bitstream Inc. and Anna M. Chagnon.

99.2	Severance Agreement, dated as of April 15, 2010, by and between Bitstream Inc. and James P. Dore.

99.3	Severance Agreement, dated as of April 15, 2010, by and between Bitstream Inc. and Costas Kitsos.

99.4	Severance Agreement, dated as of April 15, 2010, by and between Bitstream Inc. and Sampo Kaasila.

99.5	Severance Agreement, dated as of April 15, 2010, by and between Bitstream Inc. and John S. Collins.